UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2009

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

(408) 423-8500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

At the annual meeting of shareholders of Bridge Capital Holdings (the “Company”) held on May 21, 2009 (the “Meeting”), the holders of Company’s common stock approved the voting and conversion features of the Company’s Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock issued to Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (the “Carpenter Funds”).  A result, the 131,901 outstanding shares of Series B Preferred Stock and the 168,099 shares of B-1 Preferred Stock, all of which are owned by the Carpenter Funds, are initially convertible into an aggregate of 3,000,000 shares of the Company’s common stock, or approximately 30.3% of the Company’s common stock, based on the number of shares of common stock outstanding as of the date of the Meeting and including the shares of common stock that the Carpenter Funds would hold as a result of the conversion.  In addition, until converted, each share of Series B and B-1 Preferred Stock is now entitled to vote with the Company’s common stock on all matters at the rate of 10 votes per share, giving the Carpenter Funds voting authority over approximately 30.3% of the Company’s outstanding voting securities, based on the number of shares outstanding as of the date of the Meeting.

The general partner of the Carpenter Funds is Carpenter Funds Manager GP, LLC, a Delaware limited liability company, Five Park Plaza, Suite 950, Irvine, CA  92614-8527 (the “General Partner”). Its managing members are Edward J. Carpenter, John D. Flemming, Howard N. Gould, Arthur A. Hidalgo and James B. Jones.

Stock Purchase Agreement.

On December 17, 2008, the Company sold an aggregate of 131,901 shares of the Series B Preferred Stock and 168,099 shares of the Series B-1 Preferred Stock for $100 per share in a private placement pursuant to an amended Stock Purchase Agreement by and between the Company and the General Partner on behalf of the Carpenter Funds for aggregate consideration of $30.0 million.  The Carpenter Funds used their own working capital, consisting of investor funds, to purchase the Preferred Stock.  The Company sold the Series B and B-1 Preferred Stock to increase regulatory capital ratios and for general corporate purposes.  In addition, the Company’s sale of $23.9 million of its Series C preferred stock to the U.S. Treasury under the TARP Capital Purchase Program was conditioned upon the completion of the sale of $30 million in securities.

With limited exceptions, the voting rights and conversion features of the Series B and B-1 Preferred Shares were subject to regulatory and shareholder approval.  Regulatory approval was obtained before issuance.  The Company sought shareholder approval of the voting rights and conversion features of the Series B and B-1 Preferred Shares at the Meeting.  Upon conversion of the Series B and B-1 Preferred Stock to common stock at the initial conversion price of $10 per share (or 10 shares of common stock per share of Preferred Stock), the Carpenter Funds would hold approximately 30.3% of the outstanding common stock of the Company, based on the number of shares of common stock outstanding as of the date of the Meeting.  This percentage is deemed to grant control under federal banking regulations and the rules of Nasdaq.

In accordance with the terms of the Stock Purchase Agreement, the Company and the General Partner also entered into a Management Rights Letter Agreement and a Registration Rights Agreement on December 17, 2008.  The amended Stock Purchase Agreement and the Management Rights Letter provide the Carpenter Funds with certain rights.  For so long as the Carpenter Funds hold securities representing 10% or more of the Company’s outstanding common stock on an as-converted basis, the Company is required (i) to elect one person designated by the Carpenter Funds and reasonably acceptable to the Company to the Board of Directors of the Bank, (ii) to recommend to its shareholders one person designated by the Carpenter Funds for election to the Board of Directors of the Company at the Company’s annual meeting; and (iii) to permit the Carpenter Funds to participate in certain offerings of common stock or securities convertible in to common stock so as to allow the Carpenter Funds to prevent dilution of ownership.  In addition, for so long as the Carpenter Funds hold securities representing 5% or more of the Company’s outstanding common stock on an as-converted basis, the Company is required (i) to provide access to the Company’s books, records and management, (ii) to permit the Carpenter Funds to consult with and advise management of the Company on significant business issues and (iii) if the Carpenter Funds are not represented on the Company’s Board of Directors, to provide copies of materials provided to the Board.  The Registration Rights Agreement relates to the registration of the Series B and B-1 Preferred Stock and the common stock issuable upon conversion of the Series B and B-1 Preferred Stock.

In accordance with the terms of the Stock Purchase Agreement, the Company’s Board of Directors appointed Howard N. Gould, who is an managing member of the General Partner, as an additional director of the Company on December 17, 2008.  The Company subsequently appointed Mr. Gould to the Board of Directors of its subsidiary, Bridge Bank, N.A. and the Board of Directors nominated Mr. Gould for reelection at the Meeting.  The Company’s shareholders reelected Mr. Gould at Meeting.

The Series B and B-1 Preferred Stock.

Dividends on the Series B and B-1 Preferred Stock are cumulative, payable quarterly and accrue at the rate of 10% per year.

Each share of Series B and B-1 Preferred Stock is initially convertible into 10 shares of the Company’s common stock, subject to certain conditions.  Shares of the Series B and B-1 Preferred Stock initially convert at the rate of $10.00 per share of common stock, but with limited exceptions, the conversion price will adjust if the Company issues common stock or securities convertible in common stock at a price less than the then-current conversion price.  The conversion price is also subject to customary adjustments for stock splits, stock dividends, recapitalizations and similar transactions.

As a result of shareholder approval, each share of the Series B and B-1 Preferred Stock will automatically convert into shares of the Company’s common stock 18 months after issuance (the “Mandatory Conversion Date”), provided however, that if the average closing price of the Company’s common stock on Nasdaq does not equal or exceed $10.00 per share over the 20 consecutive trading days immediately prior to the Mandatory Conversion Date (the “ Current Market Price Condition”), the Mandatory Conversion Date will be extended for successive six-month periods until the Current Market Price Condition is met.

The Company can cause the Series B and B-1 Preferred Stock to convert into common stock on or after January 15, 2010 through June 30, 2010 if (i) the Company fully pays accrued dividends on the Series B and B-1 Preferred Stock and prepays dividends that would have accrued through June 30, 2010, and (ii) the Current Market Price Condition is satisfied as of such date.  On or after June 30, 2010, the Company can cause the Preferred Stock to convert to common stock if (i) the Current Market Price Condition is satisfied, and (ii) the Company fully pays all dividends accrued on the Preferred Stock through the date of conversion.  In addition, holders of Series B and B-1 Preferred stock may elect to convert their shares to common stock prior to the Mandatory Conversion Date.

This description of the Stock Purchase Agreement, the rights and terms of the Series B and B-1 Preferred Stock, the Registration Rights Agreement and the Management Rights Letter is a summary, does not purport to be a complete a description of all of the terms of such agreements or the Preferred Stock, and is qualified in its entirety by reference to:

•	The Stock Purchase Agreement, which is filed with this report as Exhibit 10.1

•	Amendment No. 1 to the Stock Purchase Agreement, which is filed with this report as Exhibit 10.2;

•	the Certificate of Determination of Preferences and Rights of the Series B Preferred Stock and Series B-1 Preferred Stock, which is filed with this report as Exhibit 3.1;

•	The Management Rights Letter, which is filed with this report as Exhibit 10.3; and

•	The Registration Rights Agreement, which is filed with this report as Exhibit 10.4.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, holders of the Company’s common stock approved an amendment to the Company’s Amended and Restated Bylaws increasing the minimum number of directors from six to seven and the maximum number of directors from 11 to 13.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:   May 28, 2009

BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa Executive Vice President. Chief Financial Officer and Chief Administrative Officer (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description

10.1
Stock Purchase Agreement dated December 4, 2008 between the Company and Carpenter Fund Manager GP, LLC on behalf of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 5, 2008).

10.2
Amendment No. 1 to Stock Purchase Agreement dated December 17, 2008 between the Company and Carpenter Fund Manager GP, LLC on behalf of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on December 19, 2008).

3.1
Certificate of Determination of Preferences and Rights of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock and Series B-1 Mandatorily Convertible Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 19, 2008).

10.3
Management Rights Letter dated as of December 17, 2008 by and between the Company and Carpenter Fund Manager GP, LLC. (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on December 19, 2008).

10.4
Registration Rights Agreement dated as of December 17, 2008 by and between the Company and Carpenter Fund Manager GP, LLC on behalf of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on December 19, 2008).